Exhibit 32
Exhibit 32 Section 1350 Certifications Year Ended October 31, 2009

I, Jermaine E. Spence, Chief Executive Officer of Spence-Lingo and Company, LTD, certifes, pursuant to United States Code Title 18 Crimes and Criminal Procedure Section 1350 that:

(a) this section 1350 exhibit was prepared by the Chief Executive officer; and that

(b)(a) the preceeding Form 10-K Annual Report Pursuant to Section 13 of the Securities Exchange Act of 1934 and accompanying financial statements fully complies with the requirements of section 13(a) of the Securities and Exchange Act, and (b)the information contained in this Form 10-K filing fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: January 1, 2010 /s/ Jermaine E. Spence Jermaine E. Spence Chief-Executive Officer